Exhibit 5

                                   LAW OFFICES
            STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.
                                  MUSEUM TOWER
                             150 WEST FLAGLER STREET
                              MIAMI, FLORIDA 33130

                                    ---------

                  MIAMI (305) 789-3200 o BROWARD (954) 463-5440
                               FAX (305) 789-3395
                              WWW.STEARNSWEAVER.COM

E. RICHARD ALHADEFF            LISHA D. HOGUE                GLENN M. RISSMAN                           OWEN S. FREED
LOUISE JACOWITZ ALLEN          ALICE R. HUNEYCUTT            ANDREW L. RODMAN                          SENIOR COUNSEL
STUART D. AMES                 RICHARD B. JACKSON            KEITH E. ROUNSAVILLE
ALEXANDER ANGUEIRA             SHARON LEE JOHNSON            MIMI L. SALL                             THOMAS J. QUARLES
LAWRENCE J. BAILIN             MICHAEL I. KEYES              NICOLE S. SAYFIE                            OF COUNSEL
ANA T. BARNETT                 ROBERT T. KOFMAN              RICHARD E. SCHATZ
CHRISTOPHER L. BARNETT         CHAD K. LANG                  DAVID M. SEIFER                           DAVID M. SMITH
PATRICK A. BARRY               TERRY M. LOVELL               JOSE G. SEPULVEDA                       LAND USE CONSULTANT
SHAWN BAYNE                    JOY SPILLIS LUNDEEN           JAY B. SHAPIRO
SUSAN FLEMING BENNETT          GEOFFREY MacDONALD            MARTIN S. SIMKOVIC
LISA K. BERG                   MONA E. MARKUS                CURTIS H. SITTERSON                        TAMPA OFFICE
MARK J. BERNET                 BRIAN J. McDONOUGH            MARK D. SOLOV                               SUITE 2200
HANS C. BEYER                  ANTONIO R. MENENDEZ           EUGENE E. STEARNS                    SUNTRUST FINANCIAL CENTRE
RICHARD I. BLINDERMAN          FRANCISCO J. MENENDEZ         THOMAS T. STEELE                      401 EAST JACKSON STREET
MATTHEW W. BUTTRICK            ALISON W. MILLER              BRADFORD SWING                         TAMPA, FLORIDA 33602
JENNIFER  STEARNS BUTTRICK     VICKI LYNN MONROE             SUSAN J. TOEPFER
PETER L. DESIDERIO             HAROLD D. MOOREFIELD, JR.     ANNETTE TORRES                            (813) 223-4800
MARK P. DIKEMAN                JIMMY L. MORALES              DENNIS R. TURNER
DREW M. DILLWORTH              JOHN N. MURATIDES             RONALD L. WEAVER
DINO A. DOYLE                  JOHN K. OLSON                 ROBERT I. WEISSLER                    FORT LAUDERDALE OFFICE
SHARON QUINN DIXON             JEFFREY A. NORMAN             PATRICIA G. WELLES                          SUITE 1900
ALAN H. FEIN                   KARA E. PLUNKETT              MARTIN B. WOODS                     200 EAST BROWARD BOULEVARD
ANGELO M. FILIPPI              DAVID C. POLLACK                                                FORT LAUDERDALE, FLORIDA 33301
ROBERT E. GALLAGHER, JR.       DARRIN J. QUAM
CHAVA E. GENET                 JOHN M. RAWICZ                                                          (954) 462-9500
PATRICIA K. GREEN              PATRICIA A. REDMOND
JOSEPH K. HALL                 ELIZABETH G. RICE


                                December 6, 2000

Phillip Frost, M.D.
Chief Executive Officer
IVAX Corporation
4400 Biscayne Boulevard
Miami, Florida 33137

Dear Dr. Frost:

         As counsel to IVAX Corporation, a Florida corporation ("IVAX"), we have examined the Articles of Incorporation and Amended and Restated Bylaws of IVAX and that certain form of Indenture to be entered into between IVAX and U.S. Bank Trust, National Association, as Trustee (the "Indenture"), as well as such other documents and proceedings as we have considered necessary for the purposes of this opinion. We have also examined and are familiar with the proceedings taken by IVAX to authorize the issuance of up to $400,000,000 of debt securities to be issued under the Indenture (the "Debt Securities") and shares of IVAX' Common Stock, par value $0.10 per share (the "Common Stock") all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended.. In addition, we have examined a copy of IVAX' Registration Statement on Form S-3, pursuant to which IVAX' issuance and sale of the Debt Securities and the Common Stock will be registered under the Securities Act of 1933, as amended.

         In rendering this opinion we have assumed, without independent investigation: (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to original documents of all documents submitted to us as certified or photostatic copies; and (iii) the genuineness of all signatures. In addition, as to questions of material fact to the opinions expressed herein, we have relied upon such certificates of public officials, corporate agents and officers of IVAX and such other certificates as we deemed relevant.

         With respect to the Common Stock, when (i) specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof (the "Authorizing Resolutions"), (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the sale of the Common Stock have been duly established in conformity with the Company's Articles of Incorporation and By-laws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the Common Stock has been issued and sold as contemplated by the Registration Statement, and (v) the Company has received the consideration provided for in the Authorizing Resolutions, the Common Stock will be validly issued, fully paid and nonassessable.

         With respect to the Debt Securities, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the Debt Securities and of their issue and sale have been duly established in conformity with the applicable Indenture and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, and (v) the Company has received the consideration provided for in the Authorizing Resolutions, such Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         Our opinion is limited to the Business Corporation Act of the State of Florida and the Untied States federal laws, and we express no opinion with respect to the laws of any other jurisdiction. To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, we have assumed for the purposes of this opinion that the laws of such jurisdiction are identical to the state laws of the State of Florida.

         Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

         In addition, we hereby consent to the use of our opinions included herein and to all references to this firm under the heading "Legal Matters" in the Prospectus included in IVAX' Registration Statement on Form S-3, pursuant to which the Notes and Common Stock will be registered under the Securities Act of 1933, as amended.

                                       Very truly yours,

                                       STEARNS WEAVER MILLER WEISSLER
                                       ALHADEFF & SITTERSON, P.A.